Exhibit 23.1

                          Independent Auditors' Consent



The Board of Directors
Donegal Group Inc.:


We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus contained in the Registration Statement.


/s/ KPMG LLP


Philadelphia, Pennsylvania
April 7, 2003